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                                                                    EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Income Opportunity Realty Investors, Inc. (the "Company"), on Form 10-Q for the period ended March 31, 2003, as filed with Securities Exchange Commission on the date hereof (the "Report"), I, Ronald
E. Kimbrough, Executive Vice President and Chief Financial Officer, Principal Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2003                                 /s/ Ronald E. Kimbrough
                                             -----------------------------------
                                             Ronald E. Kimbrough
                                             Executive Vice President
                                             and Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer and
                                             Acting Principal Executive Officer)

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